BARNWELL INDUSTRIES, INC.	P R E S S RELEASE 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
Chief Executive Officer and President

Russell M. Gifford
Executive Vice President and Chief Financial Officer
Tel: (808) 531-8400

BARNWELL ANNOUNCES DISPOSITION OF SPIRIT RIVER ASSETS

HONOLULU, HAWAII, July 14, 2021 -- Barnwell Industries, Inc. (NYSE American: BRN) (the “Company”) today announced that Barnwell of Canada, Limited, its wholly-owned subsidiary (“Barnwell Canada”), has entered into and completed a purchase and sale agreement with an independent third party for the sale of Barnwell Canada’s interests in certain natural gas and oil properties located in the Spirit River area of Alberta, Canada. The purchase price for Barnwell Canada’s interests was approximately US$1,037,000, at current Canadian dollar exchange rates, and is subject to customary adjustments including adjustments to reflect an effective closing date of sale of July 8, 2021. Barnwell expects to report a gain on this transaction which will be recognized in its fourth quarter ending September 30, 2021.

Mr. Alexander Kinzler, President and Chief Executive Officer of the Company, commented, “This transaction reflects another strategic sale by Barnwell of a non-core oil and natural gas property. The Company plans to utilize the funds received from the sale in oil and gas acquisition and drilling opportunities and other corporate opportunities going forward. Fifty percent of the proceeds will be held in escrow for the Canadian tax authorities until tax clearances are obtained.”

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements.  Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.